Exhibit 23


               CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference into the Registration Statements on Form S-3 (No. 33-44376) and Forms S-8 (No. 33-44373, 33-44374 and 33-44375) of Mercantile Bankshares
Corporation of our report dated January 22, 1996, on our audit of the consolidated financial statements of Mercantile Bankshares Corporation and Affiliates as of December 31, 1995, and 1994 and for each of the three years in the period ended December 31, 1995, 1994 and 1993, which report is included in this Form 10-K.


            COOPERS & LYBRAND

Baltimore, Maryland
March 28, 1996